Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

April 22, 2008

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to SunGard Data Systems Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration of an indeterminate amount of (i) the Company’s 9 1/8% Senior Notes due 2013 (the “Senior Notes”) and the guarantees issued by the Guarantors (the “Senior Guarantees”) with respect to the Senior Notes and (ii) the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) and the guarantees issued by the Guarantors (the “Senior Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) with respect to the Senior Subordinated Notes, in each case to be offered solely for market-making purposes by an affiliate of the Company. The Senior Notes and the Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (the “Senior Indenture”), as supplemented by the supplemental indentures set forth on Schedule III attached hereto among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Guarantors and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture”), as supplemented by the supplemental indentures set forth on Schedule IV attached hereto among the Company, Solar, the Guarantors and the Trustee (the Senior Indenture together with the Senior Subordinated Indenture are defined herein as the “Indentures”).

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

We have assumed further that (1) each of the Guarantors listed on Schedule II hereto (the “Schedule II Guarantors”), none of which were incorporated or formed in the State of New York or the State of Delaware, have duly authorized, executed and delivered the Indentures in accordance with the law of the jurisdiction in which each of them is incorporated, organized or formed, as applicable, and (2) execution, delivery and performance by each of the Schedule II Guarantors of the Indentures and the Guarantees does not and will not violate the laws of the respective jurisdictions in which each of them is incorporated, organized or formed, as applicable, or any other applicable law (excepting the law of the State of New York and the federal laws of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

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Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Delaware Limited Liability Company Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP

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Schedule I

Guarantors Incorporated or Formed in the States of New York or Delaware

Subsidiary	State of Incorporation or Formation
Aceva Technologies LLC	Delaware
Advanced Portfolio Technologies, Inc.	Delaware
Applied Securities Technical Evaluation & Consulting, Inc.	Delaware
Automated Securities Clearance LLC	Delaware
BancWare LLC	Delaware
Derivatech Risk Solutions Inc.	Delaware
Inflow LLC	Delaware
MBM Inc.	Delaware
Online Securities Processing Inc.	Delaware
SIS Europe Holdings LLC (f/k/a SIS Europe Holdings Inc.)	Delaware
SRS Development Inc.	Delaware
SunGard Asia Pacific Inc.	Delaware
SunGard Asset Management Systems LLC	Delaware
SunGard Availability Services Ltd.	Delaware
SunGard AvantGard Receivables LLC	Delaware
SunGard Business Systems LLC	Delaware
SunGard Canada Holdings Inc.	Delaware
SunGard Computer Services LLC	Delaware
SunGard Consulting Services LLC (f/k/a SunGard Consulting Services Inc.)	Delaware
SunGard CSA LLC	Delaware
SunGard Development Corporation	Delaware
SunGard DIS Inc.	Delaware
SunGard Energy Systems Inc.	Delaware
SunGard eProcess Intelligence LLC	Delaware
SunGard ERisk Inc.	Delaware
SunGard Financial Systems LLC	Delaware
SunGard Higher Education Advancement Inc.	Delaware
SunGard Higher Education Inc.	Delaware
SunGard Higher Education Managed Services Inc.	Delaware
SunGard Institutional Products LLC	Delaware
SunGard Investment Systems LLC	Delaware
SunGard Investment Ventures LLC	Delaware
SunGard iWORKS LLC	Delaware
SunGard iWORKS P&C (US) Inc.	Delaware
SunGard Kiodex Inc.	Delaware
SunGard NetWork Solutions Inc.	Delaware
SunGard ProNvest Inc.	Delaware
SunGard Public Sector Bi-Tech LLC (f/k/a SunGard Bi-Tech LLC)	Delaware

SunGard Reference Data Solutions LLC (f/k/a SunGard Reference Data Solutions Inc.)	Delaware
SunGard SAS Holdings Inc.	Delaware
SunGard Securities Finance LLC	Delaware
SunGard Securities Finance International LLC	Delaware
SunGard Shareholder Systems LLC	Delaware
SunGard Signix Inc.	Delaware
SunGard Software, Inc.	Delaware
SunGard SSF Canada Holdings Inc.	Delaware
SunGard Technology Services LLC	Delaware
SunGard Trust Systems LLC	Delaware
SunGard VeriCenter, Inc.	Delaware
SunGard VPM Inc.	New York
SunGard Workflow Solutions LLC	Delaware
Wall Street Concepts LLC (f/k/a Wall Street Concepts Inc.)	Delaware

Schedule II

Guarantors Incorporated or Formed in Jurisdictions other than the States of New York or Delaware

Subsidiary	State of Incorporation or Formation
Cooperative Research Services, Inc.	Vermont
Exeter Educational Management Systems, Inc.	Massachusetts
HTE-UCS, Inc.	Florida
SunGard Advisor Technologies Inc.	California
SunGard Availability Services LP	Pennsylvania
SunGard AvantGard (US) Inc.	Pennsylvania
SunGard AvantGard LLC	California
SunGard Corbel LLC	California
SunGard Expert Solutions LLC (f/k/a SunGard Expert Solutions Inc.)	Utah
SunGard Public Sector Inc. (f/k/a SunGard HTE Inc.)	Florida
SunGard Public Sector Pentamation Inc. (f/k/a SunGard Pentamation Inc.)	Pennsylvania
SunGard Systems International Inc.	Pennsylvania

Schedule III

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and the Trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting Inc. and the Trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions Inc. and the Trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee

Schedule IV

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and the Trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting Inc. and the Trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions Inc. and the Trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee